UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 17, 2007
Integrity Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33005	58-2508612

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
11140 State Bridge Road, Alpharetta, Georgia 30022
(Address of Principal Executive Offices, including Zip Code)
(770) 777-0324
(Registrant’s Telephone Number, including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 17, 2007, Integrity Bancshares, Inc. (the “Company”) received a written Staff Determination Notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (the “10-Q”), and therefore, its common stock is subject to delisting from the NASDAQ Global Market. NASDAQ Marketplace Rule 4310(c)(14) requires the Company to make, on a timely basis, all filings with the Securities and Exchange Commission (the “SEC”) as required by the Securities Exchange Act of 1934, as amended. The Company issued a press release on August 21, 2007 that disclosed, among other things, its receipt of this notice from NASDAQ. A copy of the press release is attached hereto as Exhibit 99.1.
     On August 10, 2007, the Company filed a Form 12b-25 with the SEC relating to the late filing of its 10-Q. The information in the Company’s Form 12b-25 is incorporated by reference herein.
     NASDAQ rules permit a company that has received a delisting notification to request a hearing with a NASDAQ Listing Qualifications Panel to appeal the staff’s determination to delist its stock. The Company intends to request such a hearing. There can be no assurance that the panel will grant the Company’s request for continued listing. Pending a decision by the panel, the Company’s shares will remain listed on the NASDAQ Global Market.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers..
     The employment of Steven M. Skow as President and CEO of the Company and its subsidiary Integrity Bank was terminated effective August 20, 2007. As a result of such termination Mr. Skow has resigned from his positions as a director of both institutions. Harold A. “Kelly” Klem, the Company’s EVP and Chief Operating Officer, has assumed the functions of the President and CEO on an interim basis until a permanent replacement is named. Since joining the company in 2006 Mr. Klem has served as EVP and Chief Operating Officer. From 2002 to 2006 he served as an officer of Stockman Bank in Miles City, Montana. Mr. Klem, age 50, has over 27 years of banking experience, including as a bank examiner for the Federal Reserve and as Chief Operating Officer and Chief Financial Officer for various sized commercial banks. Mr. Klem has not received any special compensation arrangement in connection with his appointment as interim President and CEO. The Company issued a press release on August 21, 2007 that disclosed, among other things, the termination of Mr. Skow’s employment and the appointment of Mr. Klem. A copy of the press release is attached hereto as Exhibit 99.1.
     Todd Foster, who served as EVP — Risk Management of Integrity Bank, has left the Bank effective August 20, 2007.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     The following exhibit is furnished herewith:

99.1	Press Release of Integrity Bancshares, Inc. dated August 21, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 21, 2007	INTEGRITY BANCSHARES, INC.
	By:	/s/ Suzanne Long
Suzanne Long
President and CEO